THE ADVISORS' INNER CIRCLE FUND II
                                MUTUALHEDGE FUNDS

                                   SCHEDULE E
                             DATED NOVEMBER 14, 2007
                            TO THE DISTRIBUTION PLAN
                               DATED MAY 31, 2000
                          AS AMENDED NOVEMBER 16, 2004

Subject to any limitations imposed by Rule 2830(d) of the NASDs Conduct Rules, the distributor shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.


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PORTFOLIO                                                               CLASS OF SHARES                 FEES
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
MutualHedge Equity Long-Short Legends Fund                              Class A Shares                  0.25%
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MutualHedge Equity Long-Short Legends Fund                              Class C Shares                  1.00%
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MutualHedge Event Driven Legends Fund                                   Class A Shares                  0.25%
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MutualHedge Event Driven Legends Fund                                   Class C Shares                  1.00%
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